As filed with the Securities and Exchange Commission on October 1, 1999
                                                    Registration File No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  The Publishing Company of North America, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                                      59-3203301
           -------                                      ----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                 186 P.C.N.A. Parkway, Lake Helen, Florida 32744
                 -----------------------------------------------
                    (Address of Principal Executive Offices)

                           Peter S. Balise, President
                  The Publishing Company of North America, Inc.
                              186 P.C.N.A. Parkway
                              Lake Helen, FL 32744
                                 (904) 228-1000
                 -----------------------------------------------
            (Name, address, and telephone number of agent of service)

                Please send a copy of all communication also to:
                             Michael D. Harris, Esq.
                              Michael Harris, P.A.
                   1645 Palm Beach Lakes Boulevard, Suite 550
                         West Palm Beach, Florida 33401
                                 (561) 478-7077
                 -----------------------------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES UNDER THE PLAN:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

         If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

                                            CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- ----------------------- ---------------------- ----------------------
TITLE OF SECURITIES             AMOUNT TO BE        MAXIMUM OFFERING       MAXIMUM AGGREGATE          AMOUNT OF
TO BE REGISTERED                 REGISTERED         PRICE PER SHARE         OFFERING PRICE        REGISTRATION FEE
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock,                         8,000               $3.22(1)               $25,760                   $7.16
no par value
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock,                       333,333               $2.00(2)              $666,666                 $185.33
no par value underlying              50,000               $1.00(2)               $50,000                  $13.90
exercise of options
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Total Registration Fee                                                                                   $206.39
---------------------------- ------------------- ----------------------- ---------------------- ----------------------

(1)  Calculated pursuant to Rule 457(c) based on the average of the closing bid and asked price of the Company's stock on
     September 27, 1999.

(2)  Estimated solely for the purpose of computing the registration fee based on the highest price at which options may be exercised.

--------------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED OCTOBER __, 1999

PROSPECTUS

                         391,333 SHARES OF COMMON STOCK

                  THE PUBLISHING COMPANY OF NORTH AMERICA, INC.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

This prospectus relates to the public offering of up to 391,333 shares of our common stock, including 383,333 shares upon exercise of options. We will not receive any of the proceeds from the sale of the shares. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is listed on the Nasdaq SmallCap Market under the symbol "PCNA". On September 28, 1999, the closing price for our common stock was $3.00 per share.


                 The date of this prospectus is __________, 1999

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

         YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

                                TABLE OF CONTENTS

Risk  Factors .............................................................   3

Forward-Looking  Statements ...............................................   8

Where  You Can Find  More  Information ....................................   8

Selling  Stockholders .....................................................   9

Plan  of  Distribution ....................................................   9

Legal  Matters ............................................................  10

Experts ...................................................................  10

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk. You should not purchase our common stock unless you can afford a complete loss of your investment. You should consider the following risks as well as the information contained in the reports and proxy statement that are incorporated in this prospectus.

RISKS RELATED TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY MANAGE OUR GROWTH, WE MAY INCUR OPERATING LOSSES

         Following the closing of our initial public offering in the Spring of 1996, our business grew. We encountered operational difficulties and sustained operating losses for a long period of time. We believe we were able to correct this problem by recruiting a new chief operating officer and otherwise increasing our efficiencies. We recently launched our new Internet business. If our Internet business grows, this growth may place a further strain on our administrative, operational and financial resources and we may again lose money. We have limited management depth, and if we grow substantially in the future, we may not be able to hire the necessary senior and middle management personnel necessary to implement our programs.

WE DEPEND UPON THIRD PARTIES IN BOTH OUR PRINT AND INTERNET BUSINESSES, WHICH COULD RESULT IN OUR FAILING TO PROVIDE SERVICES TO OUR CLIENTS AND CUSTOMERS

         In our print directory business, we subcontract all of the printing of our bar and medical association directories to independent printing companies. During the current fiscal year, we have utilized the services of four printers. Because we depend upon third-party printers, we may be delayed in delivering directories. This could have the consequence of causing any bar and medical associations for which we are late in delivering directories to terminate their agreements with us.

         Our Internet business is similarly dependent upon third parties. We use a third party to host our websites and another third party to develop and maintain our websites. To the extent that either or both of these third parties fail to meet their obligations to us, our Internet business may not be successful.

WE WILL FACE INTENSE COMPETITION IN ALL ASPECTS OF OUR BUSINESS AND MAY NOT BE SUCCESSFUL IN COMPETING

         WE FACE COMPETITION FOR CONTRACTS FOR PRINT DIRECTORIES

         Our future growth will be dependent in part upon our continued ability to maintain our existing publishing agreements with bar associations and to expand our agreements to larger bar associations including additional state bar associations. We may suffer a significant decline in our print directory business in the future if we lose business to our competitors. In competing for print directory contracts, we compete with a number of other publishers of bar association directories, including Legal Directories Publishing Company, a publisher of state bar directories and Martindale Hubbell which publishes what is considered to be the premier legal directory. We believe that, for many bar associations, competition is based upon the perceived ability of the publisher to deliver a quality product on schedule and sometimes upon the percentage of advertising revenues paid to them as a royalty.

         COMPETITION FOR INTERNET ADVERTISING IS INTENSE

         Although the Internet is not a developed medium for advertisers, there is significant competition for those advertisers that use the Internet, and we expect that such competition will increase. Our websites are oriented to members of the legal community including lawyers. We will compete for a share of the advertising budget of those advertisers seeking to reach the legal community, including the major Internet portals, other online services, traditional print media and radio and television stations.

         WE INTEND TO COMPETE IN THE E-COMMERCE MARKET

         Competition for electronic commerce or e-commerce opportunities is intense, and we expect the competition will continue to intensify. Because the goods and services we are offering and intend to offer online are available elsewhere, both on the Internet and through conventional retail outlets, we may not successfully compete in the e-commerce market. There are low barriers to entry, and competitors can launch new websites at a relatively low cost. We believe that our ability to compete in e-commerce will be affected, among other factors, by our ability to:

     o develop and maintain a sufficiently large base of users who regularly visit our websites in order to enable us to be attractive to companies offering goods and services through e-commerce;

     o develop regular visitors to our websites based upon the features we offer, including attractive e-commerce products; and

     o provide visitors to our websites with incentives to order goods and services online.

IF OUR CHIEF EXECUTIVE OFFICER IS NOT AVAILABLE, WE MAY LOSE PRINT DIRECTORY BUSINESS AND BE UNABLE TO ATTRACT FUTURE BUSINESS

         We rely heavily upon Mr. Peter S. Balise, our chief executive officer, in attracting and maintaining print directory agreements with bar and medical associations. If Mr. Balise resigns or is otherwise unavailable, we may be unable to renew existing directory agreements and attract new agreements with bar and medical associations. We believe Mr. Balise's relationships with bar association professionals are an important advantage and that it would be difficult and expensive to replace him.

OUR BUSINESS MAY ENCOUNTER RISKS FROM THE YEAR 2000 WHICH WILL DISRUPT OUR BUSINESS

         The Year 2000 problem is the inability of some software, hardware and systems to determine the correct century on January 1, 2000. For example, software with date-sensitive functions that are not Year 2000 compliant may not be able to determine whether "00" means 1900 or 2000, which may result in computer failures or the failure of the computer to produce accurate information.

         We have substantially completed our Year 2000 evaluation of our computer hardware and software and other equipment. We have to complete a small number of installations with minor software upgrades in order for our system to by Year 2000 compliant. We estimate that our total costs in obtaining Year 2000 compliance will be less than $25,000. We have contacted our large vendors in an effort to learn if their systems are Year 2000 compliant. Their responses indicate that they are Year 2000 compliant. Nonetheless, one or more of the third parties upon which we rely in both our print and Internet businesses may encounter Year 2000 failures. We do not have a contingency plan and do not anticipate adopting one if we encounter Year 2000 problems. Our business could be disrupted and our revenues and cash flow will be reduced if any of these third parties incur Year 2000 problems.

RISKS RELATED TO THE INTERNET

THE DEVELOPMENT OF OUR INTERNET BUSINESS IS DEPENDENT UPON THE GROWTH OF THE INTERNET

         Our ability to grow may be dependent upon the growth of the Internet, and we could lose a significant source of revenue in the event that the Internet does not continue to develop. If Internet usage grows, the Internet may not be able to support the demands placed on it by this growth or its performance or reliability may decline. In addition, our present and any future websites may from time to time experience interruptions in service as a result of outages or other delays occurring. If these outages and delays frequently occur in the future, the use of our websites could significantly decrease, which could result in a decline in Internet-related revenue.

ADVERTISERS HAVE NOT, AND MAY NOT, ACCEPT THE INTERNET AS AN ADVERTISING MEDIUM

         We recently launched our online vendor directory. This directory is relying upon advertising placed by third parties seeking to sell their services to the legal community. Major advertisers do not presently use the Internet as a major advertising medium, and we cannot predict whether the Internet will ever become a major advertising medium. We believe that acceptance of the Internet as an advertising medium will depend on the continued growth of the Internet and the ability of advertisers to determine the extent to which they are reaching their target market. If widespread commercial use of the Internet does not continue to develop, or if the Internet does not develop as an effective and measurable advertising medium, our Internet business may not be successful.

WE MAY NOT DEVELOP ANY SIGNIFICANT REVENUE FROM E-COMMERCE

         We will depend on the continued growth in the use of the Internet by lawyers. E-commerce has not developed into a reliable method of conducting business. If lawyers do not engage in e-commerce or if e-commerce grows more slowly than anticipated, our e-commerce business will not generate significant revenues. We recently commenced our e-commerce business on lawlinks.com. We may never generate any significant revenue from e-commerce. A number of factors could prevent market acceptance of e-commerce on our websites by members of the legal community, including the following:

     o Lawyers and law firms may be unwilling to shift their purchasing from traditional suppliers including office superstores to our e-commerce website.

     o Lawyers and law firms which order goods online may utilize other websites which have more brand name recognition.

     o Increased government regulation or taxation, including regulation of telephone service, may adversely affect e-commerce.

     o Insufficient availability of telecommunications services or changes in telecommunications services could result in slower response times.

WE CANNOT INSURE A SECURE ENVIRONMENT, WHICH MAY CAUSE LAWYERS TO NOT USE OUR WEBSITES OR PROVIDE DEMOGRAPHIC INFORMATION TO US

         Our websites are vulnerable to physical or electronic break-ins, viruses or other problems that affect websites and Internet communication and commerce generally. As e-commerce becomes more prevalent, our customers may become more concerned about security. Although we believe that we can implement reasonable security precautions, security systems can and are circumvented. The circumvention of our security measures may result in the misappropriation of proprietary information, such as credit card or other demographic information, or interruptions of our operations. Any such security breaches could damage our reputation and expose us to a risk of loss or liability. We or our business partners may be required to make significant investments in our efforts to protect against and to remedy security breaches. Our failure to address security concerns adequately could result in lawyers limiting their usage of our websites or our failing to generate significant revenue from e-commerce.

WE MAY BE UNABLE TO RESPOND TO TECHNOLOGICAL CHANGE EFFECTIVELY

         We will be dependent upon the sale of advertising, e-commerce and direct marketing over the Internet to generate our Internet revenue. The Internet and e-commerce are subject to rapidly changing technology. While these changes are designed to facilitate the usage of the Internet and the growth of e-commerce, unforeseen technological factors may create a competitive environment in which our Internet business cannot generate adequate revenue or income.

RISK RELATING TO OUR COMMON STOCK

WE ARE CONTROLLED BY OUR CHIEF EXECUTIVE OFFICER WHICH MEANS HE MAY STOP A THIRD PARTY FROM ACQUIRING US EVEN IF IT IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS

         Mr. Peter S. Balise, president and chairman of our board of directors, owns approximately 42.3% of our outstanding common stock. As a result, Mr. Balise may be able to exercise control over all matters requiring stockholder approval including the election of directors and approval of significant corporate transactions. His voting control could have the effect of delaying or preventing a change of control which might benefit our stockholders.

OUR COMMON STOCK PRICE MAY BE HIGHLY VOLATILE

         At times this year, the market price of our common stock has been highly volatile. At the same time, the stock market in general and the market for Internet-related technology companies in particular, has been highly volatile. If, as a result of our new Internet business, we are perceived as an Internet company, our common stock price may become more volatile in the future. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to such volatility. We cannot assure you that our common stock will trade at the same levels as other Internet stocks or that Internet stocks in general will sustain their current market prices.

         Factors that could cause our common stock price to be volatile may include:

     o   actual or anticipated variations in quarterly operating results,

     o   announcements of results concerning our new Internet business,

     o   new products or services,

     o   changes in financial estimates by securities analysts,

     o   changes in conditions or trends in the Internet industry,

     o   changes in the market valuations of Internet companies,

     o changes in how the market perceives us and how it perceives the nature of our business,

     o   announcements by us or competitors of significant acquisitions,

     o   strategic partnerships or joint ventures;

     o   additions or departures of key personnel, and

     o   sales of common stock.

         Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that address, among other things, our expectations with regard to our Internet business and our compliance with the Year 2000. In addition to these statements, trend analysis and other information including words such as "seek", "anticipate", "believe", "plan", "estimate", "expect", "intend" and other similar expressions are forward-looking statements. These statements may be found in the section of this prospectus entitled "Risk Factors". We anticipate that some or all of the results will not occur because of various factors including, but not limited to all of the risks discussed in "Risk Factors."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public conference rooms. Our SEC filings are also available on the SEC's website at www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Later information we file with the SEC will update and modify this information. We are incorporating by reference the documents listed below and any future filings made with the SEC under the Securities Exchange Act of 1934 until the option holders complete their offering of 383,333 shares of common stock.

     o   Our annual report on Form 10-KSB for the year ended December 31, 1998.

     o Our quarterly reports on Form 10-QSB for the quarters ended March 31, and June 30, 1999.

     o Our Proxy Statement for our annual meeting of stockholders held on May 24, 1999.

     o The description of our common stock contained in our registration statement on Form 8-A, filed in 1996.

     o All other reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         James M. Koller, CFO
         The Publishing Company of North America, Inc.
         186 PCNA Parkway
         Lake Helen, FL  32744
         (904) 228-1000

                              SELLING STOCKHOLDERS

         This prospectus relates to 8,000 shares of common stock offered for sale by Mr. and Mrs. Richard L. Guadio. It also relates to 383,333 shares offered for sale by Mr. D. Scott Plakon who holds options to purchase up to 333,333 shares and by Mr. James M. Koller, our chief financial officer, who holds options to purchase up to 50,000 shares of common stock at the prices and upon the terms and subject to the conditions contained in the table below:

--------------------------------------------------------------------------------
                                                                   Applicable
Name of Option Holder     Dates Options are Exercisable          Exercise Price
---------------------     -----------------------------          --------------

James M. Koller           May 25, 1999 through May 31, 2008            $1.00
D. Scott Plakon           November 2, 1998 to November 1, 2000         $1.20
D. Scott Plakon           November 2, 2000 to November 1, 2001         $1.30
D. Scott Plakon           November 2, 2001 to November 1, 2002         $1.40
D. Scott Plakon           November 2, 2002 to November 1, 2003         $1.50
D. Scott Plakon           November 2, 2003 to November 1, 2004         $1.60
D. Scott Plakon           November 2, 2004 to November 1, 2005         $1.70
D. Scott Plakon           November 2, 2005 to November 1, 2006         $1.80
D. Scott Plakon           November 2, 2006 to November 1, 2007         $1.90
D. Scott Plakon           November 2, 2007 to November 1, 2008         $2.00

--------------------------------------------------------------------------------

         We will not receive any of the proceeds from the sale by Mr. and Mrs. Gaudio or from the exercise of any options by Messrs. Plakon or Koller. Mr. Peter S. Balise, our chief executive officer, will receive all of the proceeds.

         Mr. Peter S. Balise purchased a boat from Mr. and Mrs. Gaudio on June 1, 1999 at an agreed upon price of $1.75 per share. Mr. and Mrs. Gaudio hold an option to resell the shares to Mr. Balise at $1.75 per share on June 1, 2000. We are not required to register the 8,000 shares. By doing so, we may relieve Mr. Balise of the liability to repurchase the shares.

         On June 1, 1998 Mr. Balise granted Mr. Koller the 10-year option to purchase 50,000 shares of common stock owned by Mr. Balise at $1.00 per share. The Company recognized no expense relating to this transaction because the exercise price was in excess of the fair market value at the time of the grant. On November 3, 1998 Mr. Balise acquired 333,333 shares of common stock from Mr. Plakon in exchange for forgiveness of a mortgage held by Mr. Balise on property owned by Mr. Plakon equaling approximately $200,000 or $0.60 per share. Mr. Balise granted the option to Mr. Plakon at the same time as Mr. Plakon resigned from our board of directors on November 3, 1998.


                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares being offered on the Nasdaq SmallCap Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices.

         Broker-dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be `underwriters' within the meaning of the Securities Act of 1933. In this case, any commissions, discounts or concessions received by broker-dealers and any profit on the resale of the shares sold by them may be deemed to be underwriting compensation under the Securities Act. Compensation to be received by any broker-dealers and retained by the selling stockholders in excess of usual and customary commissions will, to the extent required, be set forth in a supplement to this prospectus.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock offered in the market and to the activities of the selling stockholder and his affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.


                                  LEGAL MATTERS

         Michael Harris, P.A., West Palm Beach, Florida, will pass upon the validity of the shares of common stock being offered with this prospectus.

                                     EXPERTS

         The consolidated financial statements of The Publishing Company of North America, Inc. and subsidiaries appearing in The Publishing Company of North America, Inc. and subsidiaries' Annual Report (Form 10-KSB) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of the firm as experts in accounting and auditing.

================================================================================







                                 391,333 SHARES

                            THE PUBLISHING COMPANY OF
                               NORTH AMERICA, INC.

                                  COMMON STOCK






                                 ---------------

                                   PROSPECTUS
                                 ---------------





                             _________________, 1999






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------  -------------------------------------------

         We will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commission and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC Registration Fee                        $  206.39
Accounting Fees and expenses                $3,000.00
Legal Fees and expenses                     $5,000.00
Miscellaneous                               $  250.00
                                            ---------
                  TOTAL:                    $8,456.39


ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------  -----------------------------------------

         Under Florida law, our directors are protected against personal liability for monetary damages from breaches of their duty of care. As a result our directors will not be liable in an action by us or a stockholder for monetary damages alleging negligence or gross negligence in the performance of their duties. However, our directors and executive officers remain liable for monetary damages for willful misconduct, conscious disregard of the best interest of The Publishing Company of North America, Inc. and for transactions from which a director or officer derives an improper personal benefit. Directors also remain liable under another provision of the Florida laws which makes directors personally liable for unlawful distributions and expressly contains a negligence standard with respect to this liability. The liability of our directors and officers under federal or state securities laws is not affected by these provisions of Florida law. We also maintain a liability insurance policy to protect our directors and officers. While our directors have protection from awards of monetary damages from breaches of fiduciary duty, that does not eliminate the fiduciary duty equitable remedies including an injunction or recession based upon a breach of fiduciary duty are still available.

         Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers, or persons controlling us under the above provisions, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16  EXHIBITS
-------  --------

Exhibit No.                Exhibits
-----------                --------

4                          Option Agreement, D. Scott Plakon

4.1                        Option Agreement, James. M. Koller

4.2                        Agreement to Sell Boat

5                          Opinion of Michael Harris, P.A.

23                         Consent of Ernst & Young LLP

23.1                       Consent of Michael Harris, P.A.*


*Contained in Opinion of Michael Harris, P.A.


ITEM 17  UNDERTAKINGS
-------  ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 15 above), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of the Securities Act of 1933 the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Helen, Florida, on September 30, 1999.

                                                     THE PUBLISHING COMPANY OF
                                                     NORTH AMERICA, INC.

                                                     By:  /s/ Peter S. Balise
                                                         -----------------------
                                                          Peter S. Balise
                                                          President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name                                                    Title                                  Date
----                                                    -----                                  ----
/s/ Peter S. Balise                      Chairman of the Board of Directors             September 30, 1999
---------------------
Peter S. Balise


/s/ James M. Koller                            Chief Financial Officer                  September 30, 1999
------------------------              (Principal Financial and Accounting Officer)
James M.Koller


/s/ Andrew J. Cahill                                  Director                          September 30, 1999
----------------------
Andrew J. Cahill


/s/ Russell A. Perkins                                Director                          September 30, 1999
------------------------
Russell A. Perkins


/s/ Richard C. Silver                                 Director                          September 30, 1999
-------------------------
Richard C. Silver


/s/ J. William Wrigley                                Director                          September 30, 1999
------------------------
J. William Wrigley

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             -------------------------------------------------------


                  The Publishing Company of North America, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  EXHIBIT INDEX

Exhibit No.                Exhibits
-----------                --------

4                          Option Agreement, D. Scott Plakon

4.1                        Option Agreement, James. M. Koller

4.2                        Agreement to Sell Boat

5                          Opinion of Michael Harris, P.A.

23                         Consent of Ernst & Young LLP

23.1                       Consent of Michael Harris, P.A.*


*Contained in Opinion of Michael Harris, P.A.